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                                     Exhibit 1
                                     ---------



TO:          Board of Directors of
             Information Management Technologies Corp.
             ("IMTECH" or the "Company")

Dated:       As of November 21, 1996


Gentlemen:

     The undersigned, Christopher D. Holbrook, Chief Executive Officer, Chief

Operating Officer and a director of the Company, voluntarily resigns his positions as an officer and director of IMTECH.

     I do not have any disagreement with the Company on any matter relating to the operations, policies or practices, and have no disagreement with the financial and other reporting of the Company as requried by SEC regulations.

                                                 Very truly yours,

                                            /s/ Christopher D. Holbrook

                                                 CHRISTOPHER D. HOLBROOK